SOCIALIST REPUBLIC OF VIETNAM

Independence – Freedom – Happiness

No .....HDTD-CN/CVC

Hanoi, January 28, 2009

LOAN AGREEMENT

BORROWER:

Name of Company: CAVICO VIETNAM LTD, CO.

Investment certificate No. 011043000070 issued on 07 January, 2007

Address: 06th Floor – Songda Building – Pham Hung Street – Tu Liem – Ha Noi

Phone:	04.37684.020	Fax :	04.37684.000
Representative by:
Mr. Pham Minh Phuc	Position: CEO

LENDER:

Name of invidual, organization: Mr. Bui Quang Ha

ID No: 012489907 issued on 18 March, 2002 by Hanoi Police.

Address : Group 10, Ward 2, Tu Lien Quarter, Tay Ho District, Ha Noi city

I: Content:

Oustanding loans balance by 1,565,325,786 VND at January 28, 2009 of Loan Agreement number 26/HDTD-CN/CVC, date January 28, 2008 between Cavico Vietnam and Mr Bui Quang Ha transfered to this Loan agreement with following terms :

1. Amount of borrow with interest : 1.565.325.786 VND

(In words: One billion, five hundred sixty five million, three hundred twenty five thousand and seven hundred eighty six Vietnam Dong)

2. Duration : 12 months

3. Interest rate : 12% per year

4. Form to pay the interest : Pay interest in advance

5. Date of borrowing: 28 January, 2009

6. Payment: Within 12 months

II . Common commitment

-	Borrower have responsibility for paying principle and interest on time.
-	Lender have responsibility for delivering exact amount as this contract to Borrower.

BORROWER	LENDER